UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2011

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

00-33397	13-4306188
(Commission File Number)	(I.R.S. Employer Identification No.)

2275 Research Boulevard, Suite 500, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 840-3888
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on February 18, 2011. The Company filed its definitive proxy statement in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on January 7, 2011 (which can be viewed at: www.sec.gov). The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to elect each of Lei Lin and Min (Jenny) Zhang to the Company’s Board of Directors (“Board”) to serve as Class III directors;

•	Proposal II: a proposal to have an advisory and non-binding vote on the Company’s executive officer compensation;

•	Proposal III: a proposal on whether the Company should hold a stockholder advisory vote on executive compensation every (a) year, (b) two years, or (c) three years; and

•	Proposal IV: a proposal to ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd., as the Company’s independent registered public accountant for the fiscal year ending March 31, 2011.

Voting Results

Proposal I: the election of Class III directors was approved as follows:

•	Lin Lei was been elected with 42,816,236 “FOR” votes and 47,137 “WITHHOLD” votes; and

•	Min (Jenny) Zhang has been elected with 42,816,286 “FOR” votes and 47,087 “WITHHOLD” votes.

Proposal II: the advisory, non-binding vote on executive compensation was approved with 42,859,489 “FOR” votes, 1,684 “AGAINST” votes and 2,200 “ABSTAIN” votes.

Proposal III: the frequency of an executive compensation vote was approved as follows:

FREQUENCY	“FOR”
Every Year	1,469,123
Every Two Years	874
Every Three Years	41,391,176

In addition, there were 2,200“ABSTAIN” votes in connection with this proposal.

Proposal IV: Ratification of Deloitte Touche Tohmatsu CPA Ltd., as the Company’s independent registered public accountant for the fiscal year ending March 31, 2011, was approved with 44,656,321 “FOR” votes, 1,275 “AGAINST” votes and 30 “ABSTAIN” votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.

Date: February 23, 2011	By:	/s/ Weiguo Zhang
Weiguo Zhang,
President and Chief Operating Officer